                      PARTNERSHIP INTEREST PURCHASE AGREEMENT

                                   by and between

                         VISTA INFORMATION SOLUTIONS, INC.
                              a Delaware corporation,

                       VISTA ENVIRONMENTAL INFORMATION, INC.
                              a Delaware corporation,

                                   GEOSURE, L.P.,
                           a New York limited partnership

                                        and

                           THE PARTNERS OF GEOSURE, L.P.

                            Dated as of January 5, 1999

1.   THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . .       1
     1.1    Sale and Purchase of Partnership Interest  . . . . . . . .       1
     1.2    Closing. . . . . . . . . . . . . . . . . . . . . . . . . .       1
     1.3    Effect of the Acqusition . . . . . . . . . . . . . . . . .       2
     1.4    Effect on Limited Partnership Interest . . . . . . . . . .       2
     1.5    Accounting Treatment . . . . . . . . . . . . . . . . . . .       2

2.   REPRESENTATIONS AND WARRANTIES GAMMA. . . . . . . . . . . . . . .       2
     2.1    Organization, Standing and Power . . . . . . . . . . . . .       3
     2.2    Partnership Documents. . . . . . . . . . . . . . . . . . .       3
     2.3    Capitalization, etc. . . . . . . . . . . . . . . . . . . .       3
     2.4    Financial Statements . . . . . . . . . . . . . . . . . . .       4
     2.5    Absence of Changes . . . . . . . . . . . . . . . . . . . .       4
     2.6    Title to Assets. . . . . . . . . . . . . . . . . . . . . .       5
     2.7    Accounts Receivable. . . . . . . . . . . . . . . . . . . .       5
     2.8    Equipment; Real Property Interests . . . . . . . . . . . .       6
     2.9    Proprietary Assets . . . . . . . . . . . . . . . . . . . .       6
     2.10   Contracts. . . . . . . . . . . . . . . . . . . . . . . . .       7
     2.11   Liabilities. . . . . . . . . . . . . . . . . . . . . . . .       9
     2.12   Compliance With Legal Requirements . . . . . . . . . . . .      10
     2.13   Governmental Authorizations. . . . . . . . . . . . . . . .      10
     2.14   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . .      10
     2.15   Employee and Labor Matters; Benefit Plans. . . . . . . . .      11
     2.16   Environmental Matters. . . . . . . . . . . . . . . . . . .      14
     2.17   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . .      14
     2.18   Insurance. . . . . . . . . . . . . . . . . . . . . . . . .      14
     2.19   Related Party Transactions . . . . . . . . . . . . . . . .      15
     2.20   Legal Proceedings; Orders. . . . . . . . . . . . . . . . .      15
     2.21   Authority; Binding Nature of Agreement . . . . . . . . . .      16
     2.22   NonContravention; Consents . . . . . . . . . . . . . . . .      16
     2.23   Full Disclosure. . . . . . . . . . . . . . . . . . . . . .      17
     2.24   Accounting Matters . . . . . . . . . . . . . . . . . . . .      17
     2.25   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .      17
     2.26   Consents . . . . . . . . . . . . . . . . . . . . . . . . .      17

3.   REPRESENTATIONS AND WARRANTIES OF THE PARTNERS AND DP . . . . . .      17
     3.1    Representations and Warranties . . . . . . . . . . . . . .      17

4.   REPRESENTATIONS AND WARRANTIES OF VISTA AND SUB . . . . . . . . .      18
     4.1    Due Organization; Qualification  . . . . . . . . . . . . .      18
     4.2    Charter Documents. . . . . . . . . . . . . . . . . . . . .      18
     4.3    Capitalization, etc. . . . . . . . . . . . . . . . . . . .      18
     4.4    SEC Filings; Financial Statements. . . . . . . . . . . . .      19
     4.5    Absence of Certain Changes or Events . . . . . . . . . . .      19
     4.6    Compliance with Legal Requirements . . . . . . . . . . . .      19
     4.7    Governmental Authorizations. . . . . . . . . . . . . . . .      20

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     4.8    Legal Proceedings; Orders. . . . . . . . . . . . . . . . .      20
     4.9    Authority; Binding Nature of Agreement . . . . . . . . . .      20
     4.10   NonContravention; Consents . . . . . . . . . . . . . . . .      21
     4.11   Full Disclosure. . . . . . . . . . . . . . . . . . . . . .      21
     4.12   Accounting Matters . . . . . . . . . . . . . . . . . . . .      22
     4.13   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .      22

5.   PRE-CLOSING COVENANTS OF GEOSURE AND THE PARTNERS . . . . . . . .      22
     5.1    Access and Investigation . . . . . . . . . . . . . . . . .      22
     5.2    Operation of GEOSURE's Business. . . . . . . . . . . . . .      22
     5.3    Notification; Updates to GEOSURE Disclosure Schedule . . .      24
     5.4    No Negotiation . . . . . . . . . . . . . . . . . . . . . .      24
     5.5    Section 754 Election . . . . . . . . . . . . . . . . . . .      25

6.   PRE-CLOSING COVENANTS OF VISTA AND SUB. . . . . . . . . . . . . .      25
     6.1    Access and Investigation . . . . . . . . . . . . . . . . .      25
     6.2    Notification; Updates to VISTA Disclosure Schedule . . . .      25

7.   ADDITIONAL COVENANTS OF GEOSURE AND VISTA . . . . . . . . . . . .      26
     7.1    Filings and Consents . . . . . . . . . . . . . . . . . . .      26
     7.2    Public Announcements . . . . . . . . . . . . . . . . . . .      26
     7.3    Pooling of Interests . . . . . . . . . . . . . . . . . . .      27
     7.4    Affiliate Agreements . . . . . . . . . . . . . . . . . . .      27
     7.5    Best Efforts . . . . . . . . . . . . . . . . . . . . . . .      27
     7.6    Sanborn Agreement. . . . . . . . . . . . . . . . . . . . .      27
     7.7    Regulatory Approvals . . . . . . . . . . . . . . . . . . .      27
     7.8    Registration Rights. . . . . . . . . . . . . . . . . . . .      27
     7.9    FIRPTA Matters . . . . . . . . . . . . . . . . . . . . . .      32
     7.10   Treatment of Employee Plans and Benefits . . . . . . . . .      32
     7.11   Employee Indemnification . . . . . . . . . . . . . . . . .      32
     7.12   Tax Returns and Financial Statements . . . . . . . . . . .      32
     7.13   Capital Availability Agreement . . . . . . . . . . . . . .      32

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF VISTA AND SUB. . . . . . .      32
     8.1    Accuracy of Representations  . . . . . . . . . . . . . . .      32
     8.2    Performance of Covenants . . . . . . . . . . . . . . . . .      33
     8.3    No Distributions . . . . . . . . . . . . . . . . . . . . .      33
     8.4    Consents . . . . . . . . . . . . . . . . . . . . . . . . .      33
     8.5    Agreements and Documents . . . . . . . . . . . . . . . . .      33
     8.6    Compliance with the Securities Act . . . . . . . . . . . .      34
     8.7    No Restraints. . . . . . . . . . . . . . . . . . . . . . .      34
     8.8    No Legal Proceedings . . . . . . . . . . . . . . . . . . .      34
     8.9    GEOSURE's Key Employees. . . . . . . . . . . . . . . . . .      34
     8.10   Due Diligence. . . . . . . . . . . . . . . . . . . . . . .      34

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF GEOSURE AND THE PARTNERS .      34
     9.1    Accuracy of Representations  . . . . . . . . . . . . . . .      34
     9.2    Performance of Covenants . . . . . . . . . . . . . . . . .      35
     9.3    Documents. . . . . . . . . . . . . . . . . . . . . . . . .      35
     9.4    No Restraints. . . . . . . . . . . . . . . . . . . . . . .      35
     9.5    Compliance with the Securities Act . . . . . . . . . . . .      35
     9.6    No Legal Proceedings . . . . . . . . . . . . . . . . . . .      35

10.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
     10.1   Termination Events . . . . . . . . . . . . . . . . . . . .      35
     10.2   Termination Procedures . . . . . . . . . . . . . . . . . .      36
     10.3   Effect of Termination. . . . . . . . . . . . . . . . . . .      36

11.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION. . . . . . . . . . .      37
     11.1   Survival of Representations, etc.  . . . . . . . . . . . .      37
     11.2   Indemnification. . . . . . . . . . . . . . . . . . . . . .      37
     11.3   Interest . . . . . . . . . . . . . . . . . . . . . . . . .      38
     11.4   Defense of Third Party Claims. . . . . . . . . . . . . . .      38
     11.5   Indemnity Escrow Fund. . . . . . . . . . . . . . . . . . .      39

12.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . .      39
     12.1   Further Assurances . . . . . . . . . . . . . . . . . . . .      39
     12.2   Fees and Expenses. . . . . . . . . . . . . . . . . . . . .      39
     12.3   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . .      39
     12.4   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .      40
     12.5   Confidentiality. . . . . . . . . . . . . . . . . . . . . .      41
     12.6   Time of The Essence. . . . . . . . . . . . . . . . . . . .      41
     12.7   Headings . . . . . . . . . . . . . . . . . . . . . . . . .      41
     12.8   Counterparts . . . . . . . . . . . . . . . . . . . . . . .      41
     12.9   Governing Law. . . . . . . . . . . . . . . . . . . . . . .      41
     12.10  Successors and Assigns . . . . . . . . . . . . . . . . . .      41
     12.11  Remedies Cumulative; Specific Performance. . . . . . . . .      41
     12.12  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .      42
     12.13  Amendments . . . . . . . . . . . . . . . . . . . . . . . .      42
     12.14  Severability . . . . . . . . . . . . . . . . . . . . . . .      42
     12.15  Parties in Interest. . . . . . . . . . . . . . . . . . . .      42
     12.16  Entire Agreement . . . . . . . . . . . . . . . . . . . . .      42
     12.17  Construction . . . . . . . . . . . . . . . . . . . . . . .      42

LIST OF EXHIBITS:
-----------------

EXHIBIT A --   LIST OF PARTNERS

EXHIBIT B --   CERTAIN DEFINITIONS

EXHIBIT C  --  PARTNERSHIP INTEREST ASSIGNMENT

EXHIBIT D1 --  FORM OF AFFILIATE AGREEMENT

EXHIBIT D2 --  PERSONS TO EXECUTE AFFILIATE AGREEMENTS

EXHIBIT E --   ITEMS TO BE ADDRESSED IN LEGAL OPINION OF RUBIN BAUM LEVIN
               CONSTANT & FRIEDMAN, COUNSEL TO GEOSURE

EXHIBIT F --   ITEMS TO BE ADDRESSED IN LEGAL OPINION OF GRAY CARY WARE &
               FREIDENRICH, COUNSEL TO VISTA

EXHIBIT G  --  FORM OF ESCROW AGREEMENT


LIST OF SCHEDULES:
------------------

Schedule 4.3 -- VISTA Capitalization

                      PARTNERSHIP INTEREST PURCHASE AGREEMENT

       THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT ("Agreement") is made and entered into as of January 5, 1999, by and among VISTA INFORMATION SOLUTIONS, INC., a Delaware corporation ("VISTA"); VISTA Environmental Information, Inc., a Delaware corporation and a wholly owned subsidiary of VISTA ("SUB"); GEOSURE, L.P., a New York limited partnership ("GEOSURE"); and the partners of GEOSURE (and those persons who will become partners of GEOSURE prior to the Closing (as defined below)) identified on EXHIBIT A attached hereto (the "Partners"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT B attached hereto.

                                       RECITALS

       A. Under and subject to the terms of this Agreement, VISTA will acquire all of the general partner interests of GEOSURE and SUB will acquire all of the limited partner interests of GEOSURE from the Partners
(collectively, the "Acquisition").

       B. The parties intend that the Acquisition be treated as a "pooling of interests" for accounting purposes.

       C. The Partners collectively own one hundred percent (100%) of the currently outstanding general partner interests and limited partner interests of GEOSURE. Prior to the Closing, Mr. Dan Prickett ("DP") may acquire certain general partnership interests and limited partnership interests of GEOSURE through the exercise of an option; thereafter EXHIBIT A will be revised and all references in this Agreement to the Partners as of and after the Closing shall include DP.

       D. This Agreement has been approved by the Boards of Directors of VISTA and SUB and by the Partners.

                                      AGREEMENT

       NOW THEREFORE, in reliance on the foregoing and in and for the consideration and the mutual covenants set forth herein, the parties agree as follows:

1.     THE ACQUISITION

       1.1 SALE AND PURCHASE OF PARTNERSHIP INTEREST. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), (i) the general partners of GAMMA shall sell all of their general partner interests in GEOSURE to VISTA, and VISTA shall purchase all such interests, and (ii) the limited partners of GAMMA shall sell all of their limited partner interests in GEOSURE to SUB, and SUB shall purchase all such interests.

       1.2 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, 4365 Executive Drive, Suite 1600, San Diego, California 92121, on January 12, 1999, or at such other time and date as the Parties agree, but in no event later than the second business day after the date that all of the conditions set forth in Sections 8 and 9 have been satisfied or waived (the "Closing Date").

       1.3 EFFECT OF THE ACQUISITION The Acquisition shall have the effects set forth in this Agreement and in the applicable provisions of the New York Revised Limited Partnership Act. Without limiting the generality of the foregoing, and subject thereto, at the Closing all of the property, rights, privileges, powers and franchises of GEOSURE shall remain vested in GEOSURE, and all debts, liabilities and duties of GEOSURE shall remain the debts, liabilities and duties of GEOSURE.

       1.4    EFFECT ON LIMITED PARTNERSHIP INTEREST.

              (a) Subject to Section 1.4(b), at the Closing VISTA will issue to each general partner of GEOSURE, and SUB will issue to each limited partner of GEOSURE, in each case in exchange for a Partnership Interest Assignment in the form of EXHIBIT C attached hereto executed by such Partner, the number of shares of the common stock, par value $0.001 per share, of VISTA ("VISTA Common Stock") equal to the product of 2,590,000 (the "Exchange Shares") multiplied by the percentage of such partner's pro rata ownership interest of GEOSURE, as set forth on EXHIBIT A; provided that ten percent (10%) of the Exchange Shares allocated to each Partner shall be deposited into escrow in accordance with Section 11.5.

              (b) No fractional shares of VISTA Common Stock shall be issued in connection with the Acquisition, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Partner who would otherwise be entitled to receive a fraction of a share of VISTA Common Stock shall, upon delivery of such Partner's Partnership Interest Assignment, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by Six Dollars and Fifty Cents ($6.50).

              (c) VISTA and SUB shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Partner pursuant to this Agreement such amounts as VISTA or SUB may be required to deduct or withhold therefrom under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law (or, in the alternative, VISTA and SUB may request tax information and other documentation to ensure no withholding is necessary). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Partner to whom such amounts would otherwise have been paid.

       1.5 ACCOUNTING TREATMENT. For accounting purposes, the Acquisition is intended to be treated as a "pooling of interests."

2.     REPRESENTATIONS AND WARRANTIES OF GEOSURE

       GEOSURE represents and warrants to VISTA and SUB that, except as set forth in the disclosure schedule which references the specific representations and warranties as to which the exception is made and which has been delivered by GEOSURE to VISTA and SUB on or before the date of this Agreement (the "GEOSURE Disclosure Schedule") (any items disclosed in the GEOSURE Disclosure Schedule being considered an exception to the other representations and warranties not referenced therein if a reasonable business person who was not familiar with GEOSURE or its operations would reasonably expect such item to apply to such other representations or warranties):

       2.1 ORGANIZATION, STANDING AND POWER. GEOSURE is a limited partnership duly organized, validly existing and in good standing under the laws of New York, has all requisite power to own, lease and operate its assets and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on GEOSURE. GEOSURE has delivered to Vista true and correct copies of the partnership agreement of GEOSURE and the charter documents of each Subsidiary, all as amended to date. GEOSURE and each of its Subsidiaries (each of GEOSURE and such Subsidiaries is individually referred to as the "Acquired Entity" and collectively as the "Acquired Entities"), is not in violation of any of the provisions of its charter documents. Except as set forth in Part 2.1 of the GEOSURE Disclosure Schedule, GEOSURE does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

       2.2 PARTNERSHIP DOCUMENTS. GEOSURE has furnished to VISTA, or its representatives, for its examination (i) copies of all records required to be set forth of all proceedings, consents, actions, and meetings of the limited and general partners and (ii) to the extent requested by VISTA, all permits, orders, and consents issued by any Governmental Body with respect to GEOSURE or any of its Subsidiaries. The partnership records of GEOSURE are complete and accurate in all material respects, and the signatures of all officers and limited and general partners and other persons appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction.

       2.3    CAPITALIZATION, ETC.

              (a) The issued and outstanding interests of GEOSURE consist of partnership interests issued to the persons and in the relative amounts set forth on EXHIBIT A. All of the outstanding partnership interests of GEOSURE have been duly authorized and validly issued, and are fully paid. GEOSURE has made available to VISTA an accurate and complete description of the terms of any repurchase option which is held by GEOSURE and to which any of such partnership interests are subject as well as any obligation by GEOSURE to pay distributions on any of its partnership interests. Except for the option held by DP which will be exercised prior to the Closing, there are no rights or agreements outstanding for the issuance of additional partnership interests to any person.

              (b) All outstanding partnership interests of GEOSURE have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

              (c) Except as set forth in Part 2.3 of GEOSURE Disclosure Schedule, since December 31, 1996, GEOSURE has never repurchased, redeemed or otherwise reacquired any partnership interests or other securities of GEOSURE. All securities so reacquired by GEOSURE were reacquired in compliance with (i) the applicable provisions of all applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

              (d) Except as set forth in Part 2.3 of the GEOSURE Disclosure Schedule, all of the outstanding securities of each of the Subsidiaries are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable GEOSURE Contracts), fully paid and nonassessable and are owned beneficially and of record by GEOSURE or its wholly owned Subsidiaries, free and clear of any Encumbrance.

       2.4 FINANCIAL STATEMENTS. GEOSURE has delivered to VISTA its audited consolidated financial statements as of and for each of the years ended December 31, 1996, and 1997 and its unaudited consolidated financial statements for the nine months ended September 30, 1998 (collectively, the "GEOSURE Financial Statements"). The GEOSURE Financial Statements are correct in all material respects and were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except that the unaudited financial statements do not contain footnotes and are subject to normal and recurring year end audit adjustments, which will not, individually or in the aggregate, be material in magnitude). The GEOSURE Financial Statements present fairly the consolidated financial position of GEOSURE in all material respects as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated. GEOSURE has maintained a standard system of accounting established and administered in accordance with good business practices sufficient to permit (i) the preparation of financial statements in accordance with GAAP, and (ii) an audit by independent accountants.

       2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the GEOSURE Disclosure Schedule, since September 30, 1998, GEOSURE has not: (a) suffered any change, or any development or combination of developments that has had or would reasonably be expected to have a Material Adverse Effect on GEOSURE, (b) suffered any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on GEOSURE; (c) granted any material increase in the compensation payable or to become payable by GEOSURE to its officers or employees other than increases in the ordinary course of business to employees who are not officers; (d) declared, set aside or paid any distribution on or in respect of its partnership interests or declared any direct or indirect redemption, retirement, purchase or other acquisition of such partnership interests; (e) issued any partnership interests or any rights for, or entered into any commitment relating to such partnership interests; (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates; (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business; (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, patent right, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except for end-user license transactions entered into in the ordinary course of its business pursuant to GEOSURE's standard forms of license agreement; (i) entered into any material commitment or transaction (including without limitation any borrowing) other than commitments or transactions entered into in the ordinary course of business that are not reasonably likely to have a Material Adverse Effect on GEOSURE;
(j) permitted or allowed any of its property or assets to be subjected to any new mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business; (k) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $25,000, or, in the aggregate, in excess of $50,000; (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its employees or partners or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business; (m) suffered any material decrease in revenues from a customer which provided more than $50,000 in revenues during the 12 months prior to September 30, 1998 or determined that such a decrease should be expected; or (n) agreed to take any action described in this
Section 2.5 or which would constitute a breach of any of the representations or warranties of GEOSURE contained in this Agreement.

       2.6    TITLE TO ASSETS.

              (a) Each of the Acquired Entities owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:
(i) all assets reflected on the GEOSURE Financial Statements; (ii) all assets referred to in Parts 2.1, 2.7 and 2.9 of GEOSURE Disclosure Schedule and all of its rights under the Contracts identified in Part 2.10 of GEOSURE Disclosure Schedule; and (iii) all other assets reflected in its books and records as being owned by such Acquired Entity. Except as set forth in Part
2.6 of GEOSURE Disclosure Schedule, all of said assets are owned by the Acquired Entities free and clear of any liens or other Encumbrances, except for any lien for current taxes not yet due and payable.

              (b) Part 2.6 of GEOSURE Disclosure Schedule identifies all assets that are material to the business of the Acquired Entities and that are being leased or licensed to any of the Acquired Entities.

       2.7 ACCOUNTS RECEIVABLE. GEOSURE has provided to VISTA accurate records reflecting a breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Entities as of September 30, 1998. Except as set forth in Part 2.7 of GEOSURE Disclosure Schedule, all existing accounts receivable of the Acquired Entities (including those accounts receivable reflected on the Geosure Financial Statements that have not yet been collected and those accounts receivable that have arisen since September 30, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Entities arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of the allowance for doubtful accounts included in such financial statements).

       2.8    EQUIPMENT; REAL PROPERTY INTERESTS.

              (a) All items of equipment and other tangible assets owned by or leased to the Acquired Entities are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Acquired Entities' businesses, in the manner in which such businesses are currently being conducted.

              (b) None of the Acquired Entities own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.10 of GEOSURE Disclosure Schedule.

       2.9    PROPRIETARY ASSETS.

              (a) Part 2.9(a)(i) of GEOSURE Disclosure Schedule sets forth, with respect to each GEOSURE Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of GEOSURE Disclosure Schedule identifies and provides a brief description of all other material GEOSURE Proprietary Assets owned by GEOSURE or any other Acquired Entity. Part 2.9(a)(iii) of GEOSURE Disclosure Schedule identifies and provides a brief description of each material Proprietary Asset licensed to GEOSURE or any other Acquired Entity by any Person (except for any Proprietary Asset that is licensed to GEOSURE or any other Acquired Entity under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to GEOSURE or any other Acquired Entity. Except as set forth in Part 2.9(a)(iv) of GEOSURE Disclosure Schedule GEOSURE (or any other Acquired Entity, as appropriate) has good, valid and marketable title to all of GEOSURE Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of GEOSURE Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right (contractual or otherwise) to use all Proprietary Assets identified in Part 2.9(a)(iii) of GEOSURE Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of GEOSURE Disclosure Schedule, no Acquired Entity is obligated to make any payment to any Person for the use of any GEOSURE Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of GEOSURE Disclosure Schedule, no Acquired Entity has developed jointly with any other Person any GEOSURE Proprietary Asset with respect to which such other Person has any rights.

              (b) The Acquired Entities have taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all GEOSURE Proprietary Assets (except GEOSURE Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all GEOSURE Proprietary Assets.

              (c) None of GEOSURE Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. None of the Acquired Entities is infringing, misappropriating or making any unlawful use of, and the Acquired Entities have not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of GEOSURE, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any GEOSURE Proprietary Asset.

              (d)    Except as set forth in Part 2.9(d) of GEOSURE Disclosure
Schedule: (i) each GEOSURE Proprietary Asset conforms in all material respects with any specification, documentation and performance standard provided with respect thereto by or on behalf of any Acquired Entity; and
(ii) there has not been any material claim, which has not been fully resolved, by any customer or other Person alleging that any GEOSURE Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of any Acquired Entity, and, to the best of the knowledge of GEOSURE, there is no basis for any such claim. GEOSURE has established adequate reserves on the GEOSURE Financial Statements to cover all costs associated with any obligations that the Acquired Entities may have with respect to the correction or repair of programming errors or other defects in GEOSURE Proprietary Assets.

              (e) GEOSURE Proprietary Assets constitute all the Proprietary Assets reasonably necessary to enable the Acquired Entities to conduct their businesses in the manner in which such businesses have been and are being conducted. Except as set forth in Part 2.9(e) of GEOSURE Disclosure Schedule, (i) the Acquired Entities have not licensed any of GEOSURE Proprietary Assets to any Person on an exclusive basis, and (ii) the Acquired Entities have not entered into any covenant not to compete or Contract limiting the ability to exploit fully any Proprietary Assets or to transact business in any market or geographical area or with any Person.

              (f) Except as set forth in Part 2.9(f) of the GEOSURE Disclosure Schedule, (i) all current and former employees of the Acquired Entities have executed and delivered to the Acquired Entities an agreement that is substantially identical to the standard form of agreement used by GEOSURE and previously delivered to VISTA, and (ii) all current and former consultants and independent contractors to the Acquired Entities have executed and delivered to the Acquired Entities an agreement that is substantially identical to the standard form of agreement used by GEOSURE and previously delivered to VISTA.

              (g) GEOSURE will retain all rights held by it to the Sanborn Maps as set forth in that certain agreement dated August 1, 1991 by and among Chadwyck-Healy, Ltd., Chadwyck-Healy, Inc., The Environmental Risk Information Center and Elsevier Realty Information Services (the "Sanborn Agreement"), and GEOSURE may assign such rights to VISTA following the Closing without restriction.

       2.10   CONTRACTS.

              (a) Part 2.10 of GEOSURE Disclosure Schedule identifies each Contract of GEOSURE or any of the other Acquired Entities material to the Acquired Entities, considered as a whole (each a "Material GEOSURE Contract"), including the following (to the extent material):

                     (i) each GEOSURE Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                     (ii)   each GEOSURE Contract relating to the
acquisition, transfer, use, development, sharing or license of any Proprietary Asset;

                     (iii) each GEOSURE Contract imposing any material restriction on any Acquired Entity's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business with any other Person, or (C) develop or distribute any technology;

                     (iv) each GEOSURE Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                     (v) each GEOSURE Contract relating to the creation of any Encumbrance with respect to any asset of any of the Acquired Entities;

                     (vi) each GEOSURE Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                     (vii) each GEOSURE Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                     (viii) each GEOSURE Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

                     (ix) any other GEOSURE Contract that was entered into by any Acquired Entity outside the ordinary course of business or was inconsistent with any such Acquired Entity's past practices;

              (b) The Acquired Entities have delivered to VISTA accurate and complete copies of all written Contracts identified in Part 2.10 of GEOSURE Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10 of GEOSURE Disclosure Schedule is valid and in full force and effect, and is enforceable by the Acquired Entities in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c)    Except as set forth in Part 2.10 of GEOSURE Disclosure
Schedule:

                     (i) none of the Acquired Entities has materially violated or breached, or committed any material default under, any GEOSURE Contract, and, to the best of the knowledge of GEOSURE, no other Person has materially violated or breached, or committed any material default under, any GEOSURE Contract;

                     (ii) to the best of the knowledge of GEOSURE, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material GEOSURE Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material GEOSURE Contract,
(C) give any Person the right to accelerate the maturity or performance of any Material GEOSURE Contract, or (D) give any Person the right to cancel, terminate or modify any Material GEOSURE Contract;

                     (iii) since December 31, 1997, none of the Acquired Entities has received any notice or other communication regarding any material violation or breach of, or default under, any GEOSURE Contract; and

                     (iv) none of the Acquired Entities has waived any of its material rights under any Material GEOSURE Contract.

              (d) No Person is renegotiating any amount paid or payable to GEOSURE under any Material GEOSURE Contract or any other material term or provision of any Material GEOSURE Contract.

              (e) The Contracts identified in Part 2.10 of GEOSURE Disclosure Schedule collectively constitute all of the Contracts reasonably necessary to enable the Acquired Entities to conduct their businesses in the manner in which they are currently being conducted.

              (f) GEOSURE has made available to VISTA all material documentation regarding any bid, offer, award, written proposal or term sheet which has been submitted or received by the Acquired Entities since December 31, 1997 and which could result in an agreement that would be a Material GEOSURE Contract.

              (g) GEOSURE has made available to VISTA all material documentation regarding the Acquired Entities' current backlog under GEOSURE Contracts.

              (h) Since December 31, 1996, except as set forth in Part 2.10(h) of GEOSURE Disclosure Schedule, none of the Acquired Entities has entered into or become a party to a Government Contract.

       2.11 LIABILITIES. Except as disclosed in Part 2.5 of the GEOSURE Disclosure Schedule and except for obligations (such as, by way of illustration but not limitation, trade payables) arising in the ordinary course of business since September 30, 1998, none of the Acquired Entities has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), not otherwise reflected in GEOSURE Financial Statements or provided in GEOSURE Disclosure Schedule. All sums advanced by certain partners under the Capital Availability Agreement with State Street Bank and Trust Company have been loans to GEOSURE, rather than contributions to the capital of GEOSURE. The liabilities of GEOSURE for principal and accrued interest to State Street Bank and Trust Company and to certain Persons who advanced funds to GEOSURE in December 1998 (including prepayment penalties on such liabilities that will be incurred upon payment of such indebtedness by February 28, 1998) do not exceed an aggregate of $3,125,000 and will not exceed that amount as of the Closing Date.

       2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Entities is, and has at all times since December 31, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on GEOSURE. Except as set forth in Part 2.12 of GEOSURE Disclosure Schedule, since December 31, 1996, none of the Acquired Entities has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on GEOSURE.

       2.13   GOVERNMENTAL AUTHORIZATIONS.  Part 2.13 of GEOSURE Disclosure
Schedule identifies each material Governmental Authorization held by each of the Acquired Entities. The Governmental Authorizations identified in Part
2.13 of GEOSURE Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquired Entities to conduct its business in the manner in which its business is currently being conducted except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on GEOSURE. Each of the Acquired Entities is, and at all times since December 31, 1996 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of GEOSURE Disclosure Schedule. Since December 31, 1996, GEOSURE has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

       2.14   TAX MATTERS.

              (a) All Tax Returns required to be filed by or on behalf of any Acquired Entity with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "GEOSURE Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on GEOSURE Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. GEOSURE has delivered or made available to VISTA accurate and complete copies of all GEOSURE Returns filed since December 31, 1995 which have been requested by VISTA.

              (b) GEOSURE Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

              (c) Except as set forth in Part 2.14 of GEOSURE Disclosure Schedule, there have been no examinations or audits of any GEOSURE Return since December 31, 1995. GEOSURE has delivered to VISTA accurate and complete copies of all audit reports and similar documents (to which it has access) relating to GEOSURE Returns. Except as set forth in

Part 2.14 of GEOSURE Disclosure Schedule, no extension or waiver of the limitation period applicable to any of GEOSURE Returns has been granted and no such extension or waiver has been requested from any Acquired Entity.

              (d) Except as set forth in Part 2.14 of GEOSURE Disclosure Schedule, since December 31, 1996 no material claim or Legal Proceeding is pending or has been threatened against or with respect to any Acquired Entity in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Entity with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by any such Acquired Entity and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any Acquired Entity except liens for current Taxes not yet due and payable. Each of the Acquired Entities has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Each of the Acquired Entities has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

              (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any Acquired Entity that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Each of the Acquired Entities is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

       2.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.15(a) of GEOSURE Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, or termination pay plan (collectively, the "Compensation Plans"), and each hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any Acquired Entity for the benefit of any employee of any Acquired Entity ("Employee"), except for Plans which would not require the Acquired Entities to make payments or provide benefits having a value in excess of $50,000 in the aggregate.

              (b) Except as set forth in Part 2.15(a) of GEOSURE Disclosure Schedule, the Acquired Entities do not maintain, sponsor or contribute to, and, to the best of the knowledge of GEOSURE, have not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

              (c) Each of the Acquired Entities maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of GEOSURE Disclosure Schedule (the "Welfare Plans"), none of which is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

              (d)    With respect to each Plan, GEOSURE has delivered to
VISTA:

                     (i) an accurate and complete copy of such Plan (including all amendments thereto);

                     (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                     (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material
Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                     (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                     (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                     (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

              (e) No Acquired Entity is required to be, and, to the best of the knowledge of GEOSURE, has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. No Acquired Entity has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of GEOSURE, the Acquired Entities have never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

              (f) The Acquired Entities do not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

              (g) Except as set forth in Part 2.15(g) of GEOSURE Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the GEOSURE Financial Statements, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

              (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

              (i) Each of the Compensation Plans and the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

              (j) Each of the Compensation Plans and the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, GEOSURE is not aware of any reason why any such determination letter should be revoked.

              (k) Except as set forth in Part 2.15(k) of GEOSURE Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any Acquired Entity (whether or not under any Plan), or materially increase the benefits payable under any Compensation Plan or Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

              (l) GEOSURE has provided to VISTA documentation showing all salaried employees of the Acquired Entities, and correctly reflecting, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Acquired Entities are not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as set forth in Part 2.15(l) of the GEOSURE Disclosure Schedule, all of GEOSURE's employees are "at will" employees.

              (m) Part 2.15(m) of GEOSURE Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

              (n) Each of the Acquired Entities is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

              (o) Except as set forth in Part 2.15(o) of GEOSURE Disclosure Schedule, each of the Acquired Entities has good labor relations, and GEOSURE has no reason to believe that (i) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement will have a material adverse effect on any Acquired Entity's labor relations, or (ii) any Acquired Entity's employee(s) intend(s) to terminate his or her employment with the Acquired Entity.

       2.16 ENVIRONMENTAL MATTERS. Each of the Acquired Entities is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Entities of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Each of the Acquired Entities has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body or citizens group, that alleges that any of the Acquired Entities is not in compliance with any Environmental Law, and, to the best of the knowledge of GEOSURE, there are no circumstances that may prevent or interfere with the Acquired Entities' compliance with any Environmental Law in the future. To the best of the knowledge of GEOSURE, no current or prior owner of any property leased or controlled by any of the Acquired Entities has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Entities is not in compliance with any Environmental Law. All Governmental Authorizations currently held by each of the Acquired Entities pursuant to Environmental Laws are identified in Part 2.16 of GEOSURE Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law.)

       2.17 BANK ACCOUNTS. GEOSURE has provided to VISTA accurate records for each account (including account numbers) maintained by or for the benefit of any of the Acquired Entities at any financial institution and the persons authorized to draw on such accounts.

       2.18 INSURANCE. Part 2.18 of GEOSURE Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Acquired Entities and identifies any material claims made thereunder, and GEOSURE has delivered or made available to VISTA accurate and complete copies of the insurance policies identified on Part 2.18 of GEOSURE Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of GEOSURE

Disclosure Schedule is in full force and effect. Since December 31, 1996, each of the Acquired Entities has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

       2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the GEOSURE Disclosure Schedule, no Related Party has, and no Related Party has at any time since December 31, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the businesses of the Acquired Entities; (b) no Related Party is, or has at any time since December 31, 1996 been, indebted to any of the Acquired Entities;
(c) since December 31, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material GEOSURE Contract, transaction or business dealing involving any of the Acquired Entities; (d) no Related Party is competing, or has at any time since December 31, 1996 competed, directly or indirectly, with any of the Acquired Entities; and (e) no Related Party has any claim or right against any of the Acquired Entities (other than rights to receive compensation for services performed as an employee of any of the Acquired Entities). (For purposes of this Section
2.19 each of the following shall be deemed to be a "Related Party": (i) each of the GEOSURE Partners; (ii) each individual who is, or who has at any time since December 31, 1996 been, an officer, partner or manager of any of the Acquired Entities; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Acquired Entities) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest. No Related Party shall have any liability or obligation to VISTA with respect to this
Section 2.19.)

       2.20   LEGAL PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 2.20 of GEOSURE Disclosure Schedule, GEOSURE has not been served with or otherwise received any documents initiating a Legal Proceeding, there is (to the best knowledge of GEOSURE) no pending Legal Proceeding, and (to the best of the knowledge of GEOSURE) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Entities or any of the assets owned or used by any of the Acquired Entities or (to the best knowledge of GEOSURE) any Person whose liability any of the Acquired Entities has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition or any of the other transactions contemplated by this Agreement. To the best of the knowledge of GEOSURE, except as set forth in Part 2.20 of GEOSURE Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

              (b) Except as set forth in Part 2.20 of GEOSURE Disclosure Schedule, no material Legal Proceeding has been commenced by or has been pending against any of the Acquired Entities since December 31, 1996.

              (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Entities, or any of the assets owned or used by any of the Acquired Entities, is subject. To the best of the knowledge of GEOSURE, no employee of any of the Acquired Entities is subject to any order, writ, injunction, judgment or decree that prohibits such employee from engaging in or continuing any conduct, activity or practice relating to any such Acquired Entity's business.

       2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. Subject to the approval of the GEOSURE Partners, GEOSURE has the absolute and unrestricted right and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by GEOSURE of this Agreement have been duly authorized by all necessary action on the part of GEOSURE and its general partners. This Agreement constitutes the legal, valid and binding obligation of GEOSURE, enforceable against GEOSURE in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

       2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of GEOSURE Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

              (a)    contravene, conflict with or result in a violation of
(i) any of the provisions of GEOSURE's Limited Partnership Agreement, or (ii) any resolution adopted by GEOSURE's partners;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any material Legal Requirement or any order, writ, injunction, judgment or decree to which GEOSURE, or any of the assets owned or used by any of the Acquired Entities, is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Entities or that otherwise relates to any of the Acquired Entities' business or to any of the assets owned or used by any of the Acquired Entities;

              (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any GEOSURE Contract that is or would constitute a Material GEOSURE Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such GEOSURE Contract, (ii) accelerate the maturity or performance of any such GEOSURE Contract, or (iii) cancel, terminate or modify any such GEOSURE Contract; or

              (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Entities (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any such Acquired Entity). Except as set forth in Part 2.22 of GEOSURE Disclosure Schedule or for those filings, notice or Consents the failure of which to make or obtain would not have a Material Adverse Effect on GEOSURE, the Acquired Entities are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

       2.23 FULL DISCLOSURE. This Agreement (including GEOSURE Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

       2.24 ACCOUNTING MATTERS. To the knowledge of GEOSURE, based on consultation with its independent accountants, neither GEOSURE nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent VISTA from accounting for the Acquisition as a "pooling of interests."

       2.25 BROKERS. No broker, finder or financial adviser retained by GEOSURE is entitled to any brokerage, finder's or other fee or commission from GEOSURE in connection with the transactions contemplated by this Agreement.

       2.26 CONSENTS. GEOSURE consents to the assignment of the partnership interests by each Partner and DP pursuant to the terms of this Agreement.

3.     REPRESENTATIONS AND WARRANTIES OF THE PARTNERS AND DP.

       3.1 REPRESENTATIONS AND WARRANTIES. The Partners and DP (each, a "Transferor"), severally and not jointly, represent and warrant to VISTA and SUB that:

              (a) to the best knowledge of such Transferor, the representations and warranties of GEOSURE contained herein (as qualified by GEOSURE Disclosure Schedule) are true and correct in all material respects, and do not set forth facts that are false or misleading in any material respect, nor do they omit to set forth facts the absence of which would make such representations and warranties materially false or misleading.

              (b) The respective Transferor has full right, power, legal capacity and authority to enter into and perform his or her obligations under this Agreement and the other related agreements to which he or she is a party. Subject to approval of the transfers from State Street Bank and Trust Company, no authorization or approval is necessary in order to enable such Transferor to enter into and perform the terms of this Agreement or the other related agreements to which he, she or it may be a party. This Agreement is, and the other related agreements when executed and delivered by the Transferor shall be, valid and binding obligations of the Partner enforceable in accordance with their respective terms.

              (c) The Transferor has full right, title and interest to the GEOSURE partnership interests being sold by such Transferors, without any liens, encumbrances or adverse claims, except for encumbrances held by State Street Bank and Trust Company disclosed in Part 2.3(a) of the GEOSURE Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement, the Transferor shall have no right to any ownership interest or rights to acquire an ownership interest of GEOSURE.

              (d) The Transferor consents to the assignment by the other Transferors of their respective GEOSURE partnership interests to VISTA and SUB.

              (e) The Transferor is acquiring the Exchange Shares for investment for the Transferor's own account. The Transferor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

              (f) The Transferor understands that the Exchange Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Transferor's representations as expressed herein. The Transferor understands that the Exchange Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Transferor must hold the Exchange Shares until such transfer is registered under the Securities Act and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Transferor understands that the certificates evidencing the Exchange Shares will bear a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISTRIBUTION OF THESE SECURITIES MAY BE EFFECTED UNLESS SUBJECT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION."

4.     REPRESENTATIONS AND WARRANTIES OF VISTA AND SUB.

       VISTA and SUB represent and warrant to GEOSURE and each of the Partners that, except as set forth in the disclosure schedule prepared by the VISTA and delivered by the VISTA to GEOSURE on or before the date of this Agreement (the "VISTA Disclosure Schedule"):

       4.1    DUE ORGANIZATION; QUALIFICATION.

              (a) VISTA and SUB are each duly organized, validly existing and in good standing under the laws of the State of Delaware and have all necessary power and authority: (i) to conduct their respective businesses in the manner in which such business is currently being conducted; (ii) to own and use their respective assets in the manner in which such assets are currently owned and used; and (iii) to perform their respective obligations under all Material VISTA Contracts by which they are or will be bound.

              (b) VISTA and SUB are qualified, authorized, registered or licensed to do business as a foreign entity in any jurisdiction where so required under applicable law, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on VISTA or SUB. VISTA and SUB are in good standing as a foreign entity in each of such jurisdictions.

       4.2 CHARTER DOCUMENTS. True, correct and complete copies of the charter documents, as amended to date, of VISTA and SUB have been provided to GEOSURE. The charter documents of VISTA and SUB are in full force and effect. VISTA and SUB are not in violation of any provision of their respective charter documents.

       4.3 CAPITALIZATION, ETC. The authorized and issued capital stock of VISTA is as set forth on Schedule 4.3 attached hereto. All of the outstanding shares of VISTA capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of VISTA capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Contracts. As of December 30, 1998, VISTA had outstanding options to purchase 1,515,457 shares of common stock as of the date hereof and warrants to acquire 622,315 shares of common stock or securities convertible into common stock. The Exchange Shares to be issued in the Acquisition, when issued by VISTA and SUB in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with all applicable federal and state securities laws and, except for the restrictions imposed by applicable federal and state securities laws, will be free and clear of any Encumbrances created or imposed, directly or indirectly, by VISTA or SUB (subject to the terms of Affiliate Agreements (as defined below) entered into as contemplated by this Agreement).

       4.4    SEC FILINGS; FINANCIAL STATEMENTS.

              (a) VISTA has delivered or made available to GEOSURE accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by VISTA with the SEC between January 1, 1998 and the date of this Agreement (the "VISTA SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the VISTA SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the VISTA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) The consolidated financial statements contained in the VISTA SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year end audit adjustments; and (iii) fairly present the consolidated financial position of VISTA and its subsidiaries as of the respective dates thereof and the consolidated results of operations of VISTA and its subsidiaries for the periods covered thereby.

       4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, there has not been (a) any change, or any development or combination of developments, that has had or would reasonably be expected to have a Material Adverse Effect on VISTA or SUB, or (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on VISTA or SUB.

       4.6 COMPLIANCE WITH LEGAL REQUIREMENTS. VISTA and SUB are, and have at all times since December 31, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on VISTA or SUB. Since December 31, 1996, neither VISTA nor SUB has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on VISTA or SUB.

       4.7 GOVERNMENTAL AUTHORIZATIONS. The Governmental Authorizations held by VISTA are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable VISTA and SUB to conduct their respective businesses in the manner in which such business is currently being conducted except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on VISTA or SUB. VISTA and SUB are in substantial compliance with the terms and requirements of such Governmental Authorizations.

       4.8    LEGAL PROCEEDINGS; ORDERS.

              (a) Except as set forth in the VISTA SEC Documents, there is no pending Legal Proceeding, and (to the best of the knowledge of VISTA or SUB) no Person has threatened to commence any Legal Proceeding that has had or would reasonably be expected to have a Material Adverse Effect on VISTA or
SUB: (i) that involves VISTA or SUB or any of the assets owned or used by VISTA or SUB or (to the best knowledge of VISTA or SUB) any Person whose liability VISTA or SUB has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition or any of the other transactions contemplated by this Agreement. To the best of the knowledge of VISTA or SUB, except as set forth in the VISTA SEC Documents, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

              (b) Except as set forth in the VISTA SEC Documents, no material Legal Proceeding has been commenced by or has been pending against any of the Acquiring Entities since December 31, 1997.

              (c) There is no order, writ, injunction, judgment or decree to which VISTA or SUB, or any of the assets owned or used by VISTA or SUB, is subject. To the best of the knowledge of VISTA and SUB, no officer or other employee of VISTA or SUB is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of VISTA or SUB.

       4.9 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of VISTA and SUB has the absolute and unrestricted right and authority to perform their obligations under this Agreement; and the execution, delivery and performance by VISTA and SUB of this Agreement (including the contemplated issuance of VISTA Common Stock in the Acquisition in accordance with this Agreement) have been duly authorized by all necessary action on the part of VISTA, SUB and their respective Boards of Directors. Upon conversion to Common Stock of certain shares of VISTA Preferred Stock, as to which VISTA has received oral commitments, no vote of VISTA's stockholders is needed to approve the Acquisition. This Agreement constitutes the legal, valid and binding obligation of VISTA and SUB, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

       4.10 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

              (a)    contravene, conflict with or result in a violation of
(i) any of the provisions of the charter documents of VISTA or SUB, or (ii) any resolution adopted by the Board of Directors of VISTA or SUB, respectively;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any material Legal Requirement or any order, writ, injunction, judgment or decree to which VISTA or SUB, or any of their respective assets owned or used by it, is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by VISTA or SUB or that otherwise relates to the business of VISTA or SUB or to any of the assets owned or used by them;

              (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract material to VISTA or SUB, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, or (iii) cancel, terminate or modify any such Contract; or

              (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by VISTA or SUB (except in each case for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any such Acquiring Entity). Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, and the Nasdaq Rules and Regulations, neither VISTA nor SUB will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

       4.11 FULL DISCLOSURE. This Agreement (including the VISTA Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

       4.12 ACCOUNTING MATTERS. To the knowledge of VISTA, VISTA has not taken and has not agreed, and does not plan, and will not take any action that would prevent VISTA from accounting for the business combination to be effected by the Acquisition as a "pooling of interests."

       4.13 BROKERS. No broker, finder or financial adviser retained by VISTA or SUB is entitled to any brokerage, finder's or other fee or commission from VISTA or SUB in connection with the transactions contemplated by this Agreement.

5.     PRE-CLOSING COVENANTS OF GEOSURE AND THE PARTNERS

       5.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), GEOSURE shall, and shall cause its Representatives to: (A) provide VISTA and VISTA's Representatives with reasonable access to GEOSURE's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to GEOSURE; and (B) provide VISTA and VISTA's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to GEOSURE, and with such additional financial, operating and other data and information regarding GEOSURE, as VISTA may reasonably request.

       5.2 OPERATION OF GEOSURE'S BUSINESS. During the Pre-Closing Period, except pursuant to prior written consent of VISTA, GEOSURE shall, and shall cause each of the other Acquired Corporations to:

              (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, except as may be otherwise required by the Sanborn Agreement;

              (b) in each case, in all material respects use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

              (c) use reasonable efforts to keep in full force all insurance policies identified in Part 2.18 of GEOSURE Disclosure Schedule;

              (d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any of its securities, and shall not repurchase, redeem or otherwise reacquire any of its securities;

              (e) not sell, issue or authorize the issuance of (i) any securities, (ii) any option or right to acquire any securities, or (iii) any instrument convertible into or exchangeable for any securities;

              (f) except as otherwise provided herein, not amend or permit the adoption of any amendment to GEOSURE's Limited Partnership Agreement, or effect or permit GEOSURE to become a party to any Acquisition Transaction, recapitalization, reclassification of its limited partnership interests or similar transaction; to which each of the GEOSURE Partners also covenants;

              (g) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

              (h) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Entities during the Pre-Closing Period, do not exceed $50,000 in the aggregate;

              (i) not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material GEOSURE Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material GEOSURE Contract;

              (j) except in compliance with the limits of subsection (i) above, not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Acquired Entities pursuant to Contracts that are not Material GEOSURE Contracts;

              (k) not (i) lend money to any Person or (ii) incur or guarantee any indebtedness for borrowed money (except that GEOSURE may make routine borrowings in the ordinary course of business under its line of credit with State Street Bank & Trust Company) and from its partners to fund payments due to said bank and otherwise provide working capital to GEOSURE;

              (l)    except as set forth in GEOSURE Disclosure Schedule, not
(i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for items accrued and approved by VISTA or pursuant to agreements in effect on the date hereof, or in accordance with GEOSURE's past practices, or (iii) hire any new employee whose aggregate annual compensation from GEOSURE is expected to exceed $60,000;

              (m) not change any of its methods of accounting or accounting practices in any material respect;

              (n)    not make any Tax election;

              (o)    not commence or settle any material Legal Proceeding; and

              (p) not agree or commit to take any of the actions described in clauses "(d)" through "(o)" above.

       5.3    NOTIFICATION; UPDATES TO GEOSURE DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, GEOSURE shall promptly notify VISTA in writing of:

                     (i) the discovery by GEOSURE of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by GEOSURE or any of the Partners in this Agreement;

                     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by GEOSURE or any of the Partners in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                     (iii) any breach of any covenant or obligation of GEOSURE (and each Partner shall promptly notify VISTA in writing of any breach of any covenant or obligation of such Partner set forth herein); and

                     (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 8 or Section 9 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in GEOSURE Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming GEOSURE Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then GEOSURE shall promptly deliver to VISTA an update to GEOSURE Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the GEOSURE Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by GEOSURE or any of the Partners in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 8 has been satisfied; provided, however, that if Closing occurs, the GEOSURE Disclosure Schedule shall be deemed to be modified at such time by such update.

       5.4 NO NEGOTIATION. Neither GEOSURE nor any of the Partners shall, directly or indirectly:

              (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than VISTA) relating to a possible Acquisition Transaction;

              (b) participate in any discussions or negotiations or enter into any agreement with, or provide any nonpublic information or afford access to the properties, books or records of GEOSURE to any Person (other than VISTA) relating to or in connection with a possible Acquisition Transaction; or

              (c) consider, entertain or accept (subject to Section 10.1(e)) any proposal or offer from any Person (other than VISTA) relating to a possible Acquisition Transaction.

       The parties acknowledge that any breach of the foregoing provisions by any officer, director or agent (including any employee of GEOSURE acting as agent) of any of the Acquired Entities shall be deemed a breach by GEOSURE.

       This Section 5.4 does not prohibit GEOSURE from furnishing information regarding GEOSURE or entering into discussions with any Person in response to an unsolicited bona fide written proposal or offer relating to a possible Acquisition Transaction submitted by such Person if the General Partners of GEOSURE conclude in good faith, after consultation with outside legal counsel, that such action is required in order for the General Partners of GEOSURE to comply with their fiduciary obligations to the Partners under applicable law.

GEOSURE shall promptly notify VISTA in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by GEOSURE or any of the Partners during the Pre-Closing Period.

       5.5    SECTION 754 ELECTION.  GEOSURE will file an election under section 754 of the Code and under similar provisions of applicable state tax laws.

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

6.     PRE-CLOSING COVENANTS OF VISTA AND SUB.

       6.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, VISTA and SUB shall, and shall cause their Representatives to: (A) provide GEOSURE and GEOSURE's Representatives with reasonable access to VISTA's Representatives, personnel and assets and to all existing books, records, and other documents and information relating to VISTA; and (B) provide GEOSURE and GEOSURE's Representatives with copies of such existing books, records, and other documents and information relating to VISTA or SUB, and with such additional financial, operating and other data and information regarding VISTA, as GEOSURE may reasonably request.

       6.2    NOTIFICATION; UPDATES TO VISTA DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, VISTA shall promptly notify GEOSURE in writing of:

                     (i) the discovery by VISTA of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by VISTA or SUB in this Agreement;

                     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by VISTA or SUB in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                     (iii) any breach of any covenant or obligation of VISTA or SUB; and

                     (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 8 or Section 9 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.2(a) requires any change in the VISTA Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the VISTA Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then VISTA shall promptly deliver to GEOSURE an update to the VISTA Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the VISTA Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by VISTA or SUB in this Agreement, or
(ii) determining whether any of the conditions set forth in Section 9 has been satisfied; provided, however, that if Closing occurs, VISTA's Disclosure Schedule shall be deemed to be modified at such time by such update.

7.     ADDITIONAL COVENANTS OF GEOSURE AND VISTA.

       7.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Acquisition and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Acquisition and the other transactions contemplated by this Agreement. GEOSURE shall (upon request) promptly deliver to VISTA a copy of each such filing made, each such notice given and each such Consent obtained by GEOSURE during the Pre-Closing Period.

       7.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (A) neither GEOSURE nor any of the Partners shall (and GEOSURE shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Acquisition, or regarding any of the other transactions contemplated by this Agreement, without VISTA's prior written consent, which shall not be unreasonably withheld, and (B) except as may be required by law, VISTA will not issue any press release or make any public statement regarding this Agreement or the Acquisition, without GEOSURE's prior written consent, which shall not be unreasonably withheld.

       7.3 POOLING OF INTERESTS. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of VISTA to account for the Acquisition as a "pooling of interests."

       7.4 AFFILIATE AGREEMENTS. Each Partner who is an affiliate of GEOSURE shall execute and deliver to VISTA, and GEOSURE shall use all commercially reasonable efforts to cause each other Person identified on EXHIBIT D-2 (and any other Person that could reasonably be deemed to be an "affiliate" of GEOSURE for purposes of the Securities Act), to execute and deliver to VISTA, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of EXHIBIT D-1.

       7.5 BEST EFFORTS. During the Pre-Closing Period, (a) GEOSURE and the Partners shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis, and (b) VISTA shall use their best efforts to cause the conditions set forth in Section 9 to be satisfied on a timely basis.

       7.6 SANBORN AGREEMENT. GEOSURE shall have the right to fulfill its obligations, if any, under the Sanborn Agreement.

       7.7 REGULATORY APPROVALS. In addition to the obligations of the parties set forth in the preceding section, GEOSURE and VISTA shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Acquisition and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Each of GEOSURE and VISTA shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental

Body with respect to the Acquisition or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Acquisition. GEOSURE and VISTA will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding or any federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of GEOSURE and VISTA agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

       7.8    REGISTRATION RIGHTS.

              (a) On or before 10 days following the filing by VISTA of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, VISTA will file a registration statement under the Securities Act covering the registration for resale by the Partners or their distributees in accordance with a plan of distribution reasonably satisfactory to them of all of the Exchange Shares then outstanding (except for any Exchange Shares for Partners who do not return a Selling Stockholder Questionnaire by March 15,
1999). The registration statement will be on Form S-3 if VISTA then qualifies for such Form, or such other form as VISTA may then be eligible to use. As used herein, the term "Registrable Securities" shall mean the Exchange Shares (including that portion of the Exchange Shares held in the escrow pursuant to Section 11.5) included in the registration statement.

              (b) Notwithstanding the foregoing, if the Company shall furnish to the Partners a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 20 days.

              (c)    In connection with any registration pursuant to this
Section 7.8, Vista will:

                     (i) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective;

                     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of two years after the effective date of the registration statement, such time as all remaining Registrable Securities could be sold in any 3 month period without registration, or such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof or their distributees set forth in such registration statement;

                     (iii) furnish to each Partner holding Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Partner may reasonably request;

                     (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as each Partner holding such securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Partner to consummate the disposition in such jurisdictions of the securities owned by such Partner;

                     (v) use its best efforts to cause all Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Partner(s) holding such securities to consummate the disposition of such Registrable Securities;

                     (vi) promptly notify each Partner holding Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and Partner promptly prepare and furnish to such Partner a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                     (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not more than sixteen months after effectiveness, an earnings statement covering the period of at least twelve months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                     (viii) use its best efforts to list all VISTA Common Stock covered by such registration statement on any securities exchange or the Nasdaq Stock Market on which any of the VISTA Common Stock is then listed; and

                     (ix) provide each Partner holding Registrable Securities with an opinion of counsel, dated as of the effective date of the Registration Statement, that the Registration Statement has been declared effective by the Commission and complies as to form with the requirement of the Securities Act.

                     Each Partner holding Registrable Securities agrees that upon receipt of any notice from VISTA of the happening of any event of the kind described in subsection (vi) of this Section 7.8(c), such Partner will forthwith discontinue such Partner's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Partner's receipt of the copies of the supplemented or amended prospectus and, if so directed by VISTA, will deliver to VISTA (at VISTA's expense) all copies, other than permanent file copies, then in such Partner's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

              (d) VISTA will indemnify each Partner, each of its officers and directors and partners, and each person controlling such Partner within the meaning of Section 15 of the Securities Act against all expenses (including but not limited to reasonable attorney's fees), claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Section 7.8, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation in each instance by VISTA of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and VISTA will reimburse each such Partner, each of its officers and directors, and each person controlling such Partner, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that VISTA will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to VISTA by such Partner or controlling person specifically for use therein.

              (e) Each Partner (an "Indemnifying Partner") will, if Exchange Shares held by such Indemnifying Partner are included in the securities as to which such registration is being effected, indemnify VISTA, each of its directors and officers, each person who controls VISTA within the meaning of Section 15 of the Securities Act, and each other Partner with securities included in such registration, each of its officers and directors and each person controlling such other Partner within the meaning of Section 15 of the Securities Act, against all expenses (including but not limited to reasonable attorney's fees), claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse VISTA, such other Partners, directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to VISTA by the Indemnifying Partner specifically for use therein.

              (f) Each party entitled to indemnification under Section 7.8(d) or 7.8(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to differing or potentially differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 7.9(d) or 7.9(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (g) VISTA shall pay all of the out-of-pocket expenses (other than underwriting discounts and sales commissions, if any, allocable to any Partner's Registrable Securities and, except as contemplated by Section 7.9(f), the fees and expenses of any counsel to the Partners) incurred in connection with any registration of Registrable Securities pursuant to this
Section 7.8, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of VISTA's outside counsel and independent accountants.

              (h) If for any reason the indemnification provided for in subsection 7.8(d) or 7.8(e) is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect hereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the

Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no holder of Registrable Securities shall be required to contribute in an amount greater than the difference between the net proceeds received by such holder with respect to the sale of any Registrable Securities and all amounts already contributed by such Partner with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Partner. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

              (i) With a view to making available to the Partners the benefits of Rule 144 promulgated under the Securities Act (or any other rule that may permit the Partners to sell Exchange Securities without registration or pursuant to a registration on Form S-3), VISTA will file with the Commission in a timely fashion all reports required under the Exchange Act.

       7.9 FIRPTA MATTERS. At the Closing, GEOSURE shall deliver to VISTA a statement (in such form as may be reasonably requested by counsel to VISTA) conforming to the requirements of Section 1.1445-11T(d)(2)(i) of the United States Treasury Regulations, certifying that fifty percent (50%) or more of the value of the gross assets of GEOSURE does not consist of U.S. real property interests within the meaning of Code section 897.

       7.10 TREATMENT OF EMPLOYEE PLANS AND BENEFITS. Except as otherwise agreed to by VISTA and GEOSURE, VISTA shall ensure that upon the Closing, the benefit plans and benefit arrangements of employees of GEOSURE will remain unchanged. Following the Closing, benefits will be reviewed in consonance with VISTA benefit plans and arrangements, applicable law and marketplace factors.

       7.11 EMPLOYEE INDEMNIFICATION. VISTA and GEOSURE agree to provide indemnification in favor of any employee of GEOSURE and its Subsidiaries (the "Indemnified Parties"), as currently provided in their respective charter documents or in an agreement between an Indemnified Party and GEOSURE or one of its Subsidiaries set forth in Part 7.11 of GEOSURE Disclosure Schedule, and rights to indemnification shall survive the Acquisition and shall continue in full force and effect for a period of two years after the Closing; provided that in the event any claim or claims are asserted or made within such two-year period, all rights to indemnification in respect to any such claim shall continue until final disposition of such claim; provided, however, that no Partner shall be eligible to assert a claim for indemnification from GEOSURE or any of its Subsidiaries in a matter subject to Section 11.

       7.12 TAX RETURNS AND FINANCIAL STATEMENTS. VISTA shall arrange for its accountants to (i) audit the financial statements of GEOSURE as of and for the year ended December 31, 1998, and (ii) prepare, following the Closing Date, tax returns for GEOSURE for the year ended

December 31, 1998 and for the partial year from January 1, 1999 until the Closing Date. The parties acknowledge that the purchase of the partnership interests of GEOSURE will be reported as taxable transactions.

       7.13 CAPITAL AVAILABILITY AGREEMENT. Following the Closing Date, VISTA shall indemnify the Partners, Bruce Llewellyn and Burton Rubin from any liabilities they may incur as a result of claims made by State Street Bank and Trust Company for additional amounts they may be required to pay pursuant to the Capital Availability Agreement with State Street Bank and Trust Company following the Closing Date.

8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF VISTA AND SUB.

       The obligations of VISTA and SUB to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

       8.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by GEOSURE and the Partners in this Agreement and in each of the other agreements and instruments delivered to VISTA in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving double effect to any update to GEOSURE Disclosure Schedule not consented to in writing by VISTA, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

       8.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that GEOSURE and the Partners are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects at or prior to Closing.

       8.3 NO DISTRIBUTIONS. There will have not been any distributions to the Partners since September 30, 1998.

       8.4 CONSENTS. All material Consents required to be obtained in connection with the Acquisition and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of GEOSURE Disclosure Schedule and the consent, on terms reasonably acceptable to VISTA, of State Street Bank & Trust Company, GEOSURE's bank) shall have been obtained and shall be in full force and effect.

       8.5 AGREEMENTS AND DOCUMENTS. VISTA shall have received the following agreements and documents, each of which shall be in full force and effect:

              (a) Affiliate's Agreements in the form of EXHIBIT D-1 executed by any Person who could reasonably be deemed to be an "affiliate" of GEOSURE for purposes of the Securities Act;

              (b) an agreement terminating GEOSURE's obligations under its contract with DP pursuant to the terms thereof, which would not involve a cost or charge to GEOSURE in excess of the $200,000 currently specified;

              (c) to the extent reasonably requested by VISTA, confidential invention and assignment agreements, reasonably satisfactory in form and content to VISTA, executed by all employees of GEOSURE and by all consultants and independent contractors to GEOSURE who have not already signed such agreements (including the individuals identified in Part 2.9(f) of GEOSURE Disclosure Schedule);

              (d) a legal opinion of Rubin Baum Levin Constant & Friedman, dated as of the Closing Date, covering the matters set forth in EXHIBIT E;

              (e) a letter from Leslie Sufrin and Company, P.C., dated as of the Closing Date, confirming that no transaction entered into by GEOSURE, and no other fact or circumstance relating to GEOSURE, will prevent VISTA from accounting for the Acquisition as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16;

              (f) a certificate executed by GEOSURE's General Partners (solely in their capacity as such and not in their capacity as a Partner) and containing the representation and warranty that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.7 and 8.8 have been duly satisfied (the "GEOSURE Closing Certificate"); and

              (g) The Escrow Agreement in substantially the form attached hereto as EXHIBIT G, executed by or on behalf of the Partners and the Escrow Agent (as defined therein).

       8.6 COMPLIANCE WITH THE SECURITIES ACT. All applicable requirements of the Securities Act and state securities laws shall have been satisfied.

       8.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

       8.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Acquisition or seeking to prohibit or limit the exercise by VISTA of any material right pertaining to its ownership of GEOSURE or its assets.

       8.9 GEOSURE'S KEY EMPLOYEES. VISTA shall be reasonably satisfied that GEOSURE has used its best efforts during the Pre-Closing Period to ensure that certain key GEOSURE employees (as identified by VISTA) will continue their employment with the VISTA or the Acquired Entities.

       8.10 DUE DILIGENCE.VISTA shall be satisfied with the results of its inspection and review of GEOSURE and its business.

9.     CONDITIONS PRECEDENT TO OBLIGATIONS OF GEOSURE AND THE PARTNERS.

       The obligations of GEOSURE and the Partners to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

       9.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by VISTA and SUB in this Agreement and in each of the other agreements and instruments delivered to GEOSURE and the Partners in connection herewith, shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Materially Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained in such representations and warranties).

       9.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that VISTA or SUB are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

       9.3    DOCUMENTS.  GEOSURE shall have received the following documents:

              (a) a legal opinion of Gray Cary Ware and Freidenrich LLP, dated as of the Closing Date, covering the matters set forth in EXHIBIT F;

              (b) a certificate executed by the Chief Executive Officer of each of VISTA and SUB and containing the representation and warranty that each of the representations and warranties set forth in Section 4 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 9.1 and 9.2 have been duly satisfied (the "VISTA Closing Certificate"); and

              (c)    The Escrow Agreement, executed by VISTA and the Escrow
Agent.

       9.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

       9.5 COMPLIANCE WITH THE SECURITIES ACT. All applicable requirements of the Securities Act and state securities laws shall have been satisfied.

       9.6 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Acquisition or seeking to prohibit or limit the exercise by VISTA of any material right pertaining to its ownership of GEOSURE or its assets.

10.    TERMINATION

       10.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing without either party (except as provided in Section 10.1(e)) incurring any termination fee:

              (a) by VISTA, if VISTA reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of VISTA to comply with or perform any covenant or obligation of VISTA set forth in this Agreement);

              (b) by GEOSURE, if GEOSURE reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible (other than as a result of any failure on the part of GEOSURE or any of the Partners to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to VISTA);

              (c) by VISTA, if the Closing has not taken place on or before March 31, 1999 (other than as a result of any failure on the part of VISTA to comply with or perform any covenant or obligation of VISTA set forth in this Agreement);

              (d) by GEOSURE, if the Closing has not taken place on or before March 31, 1999 (other than as a result of the failure on the part of GEOSURE or any of the Partners to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to VISTA);

              (e) by GEOSURE (at any time prior to Partner approval of this Agreement, the Acquisition and the transactions contemplated hereby) if, pursuant to and in compliance with Section 5.4, GEOSURE and its general partners conclude in good faith that GEOSURE must accept an unsolicited bona fide written proposed Acquisition Transaction which could reasonably be expected to result in a transaction that is more favorable to the Partners than the Acquisition (any such more favorable proposed Acquisition Transaction being referred to in this Agreement as a "Superior Proposal"); provided, however, that if this Agreement is terminated pursuant to this
Section 10.1(e), GEOSURE shall pay to VISTA a nonrefundable fee of $500,000 in cash upon GEOSURE's (or its General Partners') election to accept such Superior Proposal. In reaching such conclusion, the general partners of GEOSURE shall consult with outside legal counsel (and other advisors as appropriate);

              (f)    by the mutual consent of VISTA and GEOSURE; or

              (g)    by VISTA, as provided in Section 10.3.

       10.2 TERMINATION PROCEDURES. If VISTA wishes to terminate this Agreement pursuant to Section 10.1(a), Section 10.1(c) or Section 10.1(g), VISTA shall deliver to GEOSURE prompt written notice stating that VISTA is terminating this Agreement and setting forth a brief description of the basis on which VISTA is terminating this Agreement. If GEOSURE wishes to terminate this Agreement pursuant to Section 10.1(b), Section 10.1(d) or Section 10.1(e), GEOSURE shall deliver to VISTA prompt written notice stating that GEOSURE is terminating this Agreement and setting forth a brief description of the basis on which GEOSURE is terminating this Agreement.

       10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that (i) neither GEOSURE nor VISTA shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 12; and (iii) GEOSURE shall, in all events, remain bound by and continue to be subject to Section 7.3.

11.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

       11.1   SURVIVAL OF REPRESENTATIONS.

              (a)    Subject to the indemnification limitations set forth in
Section 11.2, the representations and warranties made by GEOSURE, the Partners and VISTA in Sections 2, 3 and 4 shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Claim Deadline") except as follows: (i) representations and warranties contained in Section
7.5 shall survive the Closing Date indefinitely; (ii) representations and warranties contained in Section 2.14 shall survive for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto; (iii) in the event of fraud, the applicable representations and warranties shall survive indefinitely; and (iv) if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Escrow Agent (in the case of a claim against the Partners) or to VISTA (in the case of a claim by a Partner) a written notice asserting a claim for recovery under Section 11.2, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

              (b) The representations, warranties, covenants and obligations of the parties hereto, and (except as provided herein) the rights and remedies that may be exercised pursuant hereto, shall not be limited or otherwise affected by or as a result of any information furnished to or any investigation made by or knowledge of (except as provided herein, in GEOSURE Disclosure Schedule or the VISTA Disclosure Schedule), any of the parties or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the parties' disclosure schedules or in any update to the parties' disclosure schedules shall be deemed to be a representation and warranty made by that party in this Agreement.

       11.2   INDEMNIFICATION.

              (a) From and after the Closing Date, VISTA shall be held harmless and indemnified by the Partners from and against, and shall be compensated and reimbursed by the Partners for, any Damages which are directly or indirectly suffered or incurred by VISTA or to which VISTA may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of GEOSURE or the Partners set forth in Sections 2 and 3; and (ii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above (including any Legal Proceeding commenced by VISTA for the purpose of enforcing any of its rights under this
Section 11); PROVIDED, HOWEVER, that (y) except as set forth in the following clause, VISTA shall not be entitled to any indemnification hereunder until the total Damages as to which it would otherwise be entitled to for indemnification hereunder exceed $50,000, and (z) VISTA shall be entitled to indemnification for any Damages resulting from a breach of the representations and warranties set forth in the final sentence of Section
2.11. The parties acknowledge and agree that, if GEOSURE or SUB suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of GEOSURE or the Partners set forth in Sections 2 or 3, then VISTA shall also be deemed, by virtue of its ownership of GEOSURE and SUB (and their assets upon dissolution), to have incurred Damages as a result of and in connection with such inaccuracy or breach. The liability of each Partner under this Agreement shall be limited to the number of Exchange Shares actually received by such Person pursuant to Section 1.4.

              (b)    In addition to the indemnification provided pursuant to
Section 7.13, from and after the Closing Date, the Partners shall be held harmless and indemnified by VISTA from and against, and shall be compensated and reimbursed by VISTA for any Damages which are directly or indirectly suffered or incurred by the Partners or to which Partners may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of VISTA or SUB set forth in Section 4; (ii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above (including any legal proceeding commenced by a Partner for purpose of enforcing any of its rights under this Section 11); PROVIDED, HOWEVER, that the Partners shall not be entitled to any indemnification hereunder until the total Damages as to which they would otherwise be entitled to for indemnification hereunder exceed $50,000.

       11.3 INTEREST. Any Indemnitee provided indemnification pursuant to this Section 11 with respect to any Damages shall also be entitled to receive interest on the amount of such Damages (for the period commencing as of the date of a claim for recovery by such Indemnitee and ending on the date on which the liability to such Indemnitee is fully satisfied pursuant hereto) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

       11.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against GEOSURE or against VISTA) with respect to which VISTA may be entitled to payment pursuant to this
Section 11 and where the amount as to which VISTA may be entitled to such payment is reasonably expected to be $100,000 or less, VISTA shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If VISTA so proceeds with the defense of any such claim or Legal Proceeding, then, subject to the limitations of Section 11.2(b): (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Partners;
(b) the parties shall use reasonable efforts to make available to VISTA any documents and materials in their possession or control that may be necessary to the defense of such claim or Legal Proceeding; and (c) VISTA shall not settle, adjust or compromise such claim or Legal Proceeding without the consent of a majority in interest of the Partners, which consents shall not be unreasonably withheld. Notwithstanding the provisions of this Section
11.4 to the contrary, in the event the claim or Legal Proceeding is reasonably expected to result in a payment in excess of $100,000, then the parties will use their good faith efforts to enter into a cooperative defense agreement addressing the relevant issues, including control, on the basis of the potential exposure of the parties, the importance of the matter to the ongoing business of GEOSURE (or its successors), the relative knowledge of the parties, and any perceived difference in the ability of the parties to resolve the matter efficiently.

       11.5 INDEMNITY ESCROW FUND. At Closing, VISTA shall deliver a stock certificate representing ten percent (10%) of the Exchange Shares to Norwest Bank, N.A. as escrow agent (the "Indemnity Escrow Agent"), such deposit to constitute the "Indemnity Escrow Fund" which shall be governed by the terms set forth herein and substantially in the form Indemnity Escrow Agreement attached hereto as EXHIBIT G (the "Indemnity Escrow Agreement"). The Indemnity Escrow fund will serve as collateral for the indemnification obligations of and the payment of Damages by the Partners as set forth in this Section 11. Withdrawal of such shares of stock shall be subject to restrictions consistent with this Section 11 and the terms of the Indemnity Escrow Agreement. All such shares of stock that are not then subject to claims regarding Damages shall be released to the GEOSURE Partners in proportion to the distribution made at the Closing one year after the Closing Date; provided, however, that any such shares of stock which are subject to unresolved claims upon the first anniversary of the Closing shall be released to the Partners only upon the resolution of such claims. Subject to the limitations of Section 11.3, this Section 11.5 is not intended to establish a ceiling or maximum amount that the Partners shall indemnify VISTA pursuant to this Section 11.

12.    MISCELLANEOUS PROVISIONS.

       12.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

       12.2 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by VISTA and its Representatives with respect to

GEOSURE's business (and the furnishing of information to VISTA and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the respective Disclosure Schedules) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Acquisition. Following the Acquisition, VISTA will cause GEOSURE to pay the fees and expenses of GEOSURE's counsel and accountants with respect to this transaction following receipt of appropriately detailed invoices and in an aggregate amount up to $85,000.

       12.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       12.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail return receipt requested, postage and fees prepaid, by courier or express delivery service or by facsimile with electronic confirmation of receipt) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       if to VISTA or SUB:

       VISTA Information Solutions, Inc.
       Attn.:  Chief Financial Officer
       5000 Shoreham Place, #300
       San Diego, CA 92122
       Telephone: (619) 450-6100
       Facsimile: (619) 450-6185

       with a copy to:

       Gray Cary Ware & Freidenrich LLP
       Attn.:  Douglas J. Rein
       4365 Executive Drive, Suite 1600
       San Diego, California 92121-2189
       Telephone: (619) 677-1400
       Facsimile: (619) 677-1477

       if to GEOSURE:

       Burton R. Rubin
       c/o   Rubin Baum Levin Constant & Friedman

       30 Rockefeller Plaza
       New York, NY 10012
       Telephone: (212) 698-7700
       Facsimile: (212) 698-7825

       with a copy to:

       Rubin Baum Levin Constant & Friedman
       Attn: Robert B. Zimmerman
       30 Rockefeller Plaza
       New York, NY 10012
       Telephone: (212) 698-7700
       Facsimile: (212) 698-7825

if to the Partners (respectively):

       At the address set forth on Exhibit A.

       12.5 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 7.3, on and at all times after the Closing Date, each Partner shall keep confidential, and shall not use or disclose to any other Person, any nonpublic document or other nonpublic information in such Partner's possession that relates to the business of GEOSURE or VISTA; provided, however, the Confidentiality Agreement dated May 21, 1998 between Bachow and Associates, Inc. and GEOSURE shall remain in full force and effect, unaffected by the execution of this Agreement or by the Acquisition. By execution of this Agreement, VISTA agrees to be bound by the terms of such Confidentiality Agreement.

       12.6   TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

       12.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

       12.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Any such counterpart may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if such counterpart had been manually executed and delivered as an original.

       12.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws), except to the extent the New York Revised Limited Partnership Act governs.

       12.10  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon:
GEOSURE and its successors and assigns (if any); the Partners and DP and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and

VISTA and its successors and assigns (if any). This Agreement shall inure to the benefit of: GEOSURE; the Partners and DP; VISTA; the other Indemnitees (subject to Section 11.2); and the respective successors and assigns (if any) of the foregoing. Neither VISTA nor SUB may assign any or all of their rights under this Agreement to any Entity, in whole or in part, without obtaining the prior written consent of GEOSURE; PROVIDED, HOWEVER, that without the consent of GEOSURE, VISTA and/or SUB shall assign its rights to purchase some or all of the partnership interests from the Partners to wholly-owned direct or indirect subsidiaries of SUB as long as such assignment does not affect the consideration to be received by the Partners or the covenants or obligations of VISTA or SUB hereunder. Neither GEOSURE nor any Partner or DP may assign any or all of its rights hereunder, in whole or in part, without obtaining the prior written consent of VISTA.

       12.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative).
The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach.

       12.12  WAIVER.

              (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       12.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

       12.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       12.15 PARTIES IN INTEREST. Except for the provisions of Sections 7.8, 7.13 and 11, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

       12.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that any agreement with respect to confidentiality or proprietary information executed on behalf of VISTA and GEOSURE prior to the date hereof shall not be superseded by this Agreement and shall remain in effect in accordance with its terms and until the earlier of (a) the Effective Time, or (b) the date on which such agreement is terminated in accordance with its terms.

       12.17  CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

       Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections hereof and Exhibits hereto.

       The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                         VISTA INFORMATION SOLUTIONS, INC.,

                                         a Delaware Corporation


                                         By:__________________________________
                                         Its:_________________________________


                                         SUB:


                                         VISTA Environmental Information, Inc.

                                         By:__________________________________
                                         Its:_________________________________


                                         GEOSURE, L.P.,

                                         a New York limited partnership

                                         By:    LRB Envio Enterprises, Inc.,
                                                   its general partner


                                         By:__________________________________
                                         Its:_________________________________


                                         By:    Chadwyck-Healey Ventures, Inc.
                                                   its general partner


                                         By:__________________________________
                                         Its:_________________________________


                                         THE PARTNERS OF GEOSURE:

                                         LRB Envio Enterprises, Inc.,


                                         By:__________________________________
                                         Its:_________________________________


                                         Chadwyck-Healey Ventures, Inc.


                                         By:__________________________________
                                         Its:_________________________________
                                         _____________________________________
                                         Sir Charles Chadwyck-Healey

                                         _____________________________________
                                         Charles Debare*


                                         _____________________________________
                                         Emily Unterberg Satloff*


                                         _____________________________________
                                         Ellen Unterberg Celli*


                                         _____________________________________
                                         Ann Unterberg*


                                         _____________________________________
                                         Benjamin J. Arno and
                                         Nancy Arno JTWROS*


                                         _____________________________________
                                         C.E. Unterberg Towbin 401K Plan*
                                         (f/k/a Unterberg Harris 401K Plan)
                                         FBO Robert C. Harris, Jr.


                                         _____________________________________
                                         C.E. Unterberg Towbin 401K Plan*
                                         (f/k/a Unterberg Harris 401K Plan)
                                         FBO Jody A. Owen


                                         _____________________________________
                                         C.E. Unterberg Towbin 401K Plan*
                                         (f/k/a Unterberg Harris 401K Plan)
                                         FBO C.E. Unterberg


                                         _____________________________________
                                         Thomas I. Unterberg*


                                         _____________________________________
                                         John Dexheimer*


                                         _____________________________________
                                         C.E. Unterberg Towbin 401K Plan*
                                         (f/k/a Unterberg Harris 401K Plan)
                                         FBO David S. Wachter


                                         _____________________________________
                                         James William Weil*

                                         _____________________________________
                                         Nancy Moyer*


                                         _____________________________________
                                         Andrew Celli & James Satloff*
                                         TTEE uad 5/13/93 FBO Rebecca Rose
                                         Celli


                                         _____________________________________
                                         Andrew Celli & James Satloff*
                                         TTEE uad 5/19/93
                                         FBO Dustin N. Satloff


                                         _____________________________________
                                         Andrew Arno*
                                         ACF Matthew Arno UGMA/NY


                                         _____________________________________
                                         C.E. Unterberg Capital Partners I,
                                         L.P.
                                         (f/k/a Unterberg Harris Capital
                                         Partners)*


                                         _____________________________________
                                         Ellen V. Celli & Emily V. Satloff*
                                         TTE FBO T.I. Unterberg's
                                         Grandchildren's
                                         Trust uad 4/26/93


                                         _____________________________________
                                         C.E. Unterberg, Towbin LLC
                                         (f/k/a Unterberg Harris, L.P.)


                                         _____________________________________
                                         Andrew Arno and Jane K. Arno, JTWROS*


                                         _____________________________________
                                         Elizabeth Arno*


                                         _____________________________________
                                         Mary Debare*


                                         _____________________________________
                                         C.E. Unterberg Towbin 401K Plan*
                                         (f/k/a Unterberg Harris 401K Plan)
                                         FBO Mel Lavitt

                                         _____________________________________
                                         C.E. Unterberg Towbin 401K Plan*
                                         (f/k/a Unterberg Harris 401K Plan)
                                         FBO Steven P. Novak


                                         _____________________________________
                                         Robert Matluck*


                                         _____________________________________
                                         Andrew Arno*
                                         ACF Jesse Arno UGMA/NY


                                         * By:________________________________
                                                   Attorney in Fact


                                         _____________________________________
                                         Dan S. Prickett